                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              DEPOTECH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                     [LOGO]

                              DEPOTECH CORPORATION
                           10450 Science Center Drive
                           San Diego, California 92121

                                  April 6, 1998


Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of DepoTech Corporation, which will be held at the Company's executive offices, 10450 Science Center Drive, San Diego, California on May 13, 1998 at 9:00 a.m. PDT.

         Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

         We are considering several important proposals at this year's Annual Meeting, and we request that you read, sign, date, and return the enclosed proxy materials as soon as possible in the accompanying reply envelope. Your vote is very important. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                        Sincerely,


                                        /s/ FRED A. MIDDLETON
                                        ----------------------------------------
                                        Fred A. Middleton
                                        Chief Executive Officer
                                        Chairman of the Board


                             YOUR VOTE IS IMPORTANT

         In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                              DEPOTECH CORPORATION
                           10450 Science Center Drive
                           San Diego, California 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   TO BE HELD

                                  May 13, 1998


         The Annual Meeting of Shareholders of DepoTech Corporation ("DepoTech" or the "Company") will be held at the Company's executive offices, 10450 Science Center Drive, San Diego, California on Wednesday, May 13, 1998 at 9:00 a.m. PDT for the following purposes:

         1. To elect a Board of Directors. Management has nominated the following persons for election at the meeting: Roger C. Davisson, George W. Dunbar, Jr., Stephen B. Howell, M.D., John
                  P. Longenecker, Ph.D., Fred A. Middleton, Peter Preuss and Pieter J. Strijkert, Ph.D.

         2. To approve amendments to the Company's 1995 Stock Option/Stock Issuance Plan to (i) increase the number of shares of common stock authorized for issuance thereunder by an additional 620,000 shares and (ii) impose a limit on the maximum number of shares of common stock for which any one participant in such Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan.

         3. To approve amendments to the Company's 1995 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan by 75,000 shares.

         4. To ratify the appointment of Ernst & Young LLP as the Company's independent public auditors for the fiscal year ending December 31, 1998.

         5. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

         Shareholders of record at the close of business on March 20, 1998 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted. The prompt return of your proxy will assist us in preparing for the Meeting.

                                             By Order of the Board of Directors

                                             /s/ FAYE H. RUSSELL
                                             -----------------------------------
Dated:  April 6, 1998                        Faye H. Russell
                                             Secretary

                              DEPOTECH CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 13, 1998


         These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of DepoTech Corporation, a California company ("DepoTech" or the "Company"), for the Annual Meeting of Shareholders to be held at 9:00 a.m. PDT on May 13, 1998 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately April 6, 1998.

         The mailing address of the principal executive office of the Company is 10450 Science Center Drive, San Diego, California 92121.

                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the director proposed by the Board unless the authority to vote for the election of such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposals 2, 3 and 4 described in the accompanying Notice and Proxy Statement. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Chief Financial Officer of the Company at the Company's principal executive offices at 10450 Science Center Drive, San Diego, CA 92121, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

         The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. In addition, the Company has contracted with Innisfree M & A Incorporated ("Innisfree"), a proxy solicitation firm to solicit proxies on behalf of the Board of Directors. The anticipated cost of the proxy solicitation by Innisfree is approximately $6,000. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

         The record date for determining those shareholders who are entitled to notice of, and to vote at, the Meeting has been fixed as March 20, 1998. At the close of business on the record date, the Company had 14,357,354 outstanding shares of common stock, no par value (the "Common Stock"). No shares of the Company's preferred stock, no par value, were outstanding. Each shareholder is entitled to one vote on matters brought before the Meeting for each share of Common Stock held on March 20, 1998. Article VIII of the Company's Fourth Restated Articles of Incorporation provides that no cumulative voting will be available in the election of directors once the Company is a "listed corporation" within the meaning of California Corporations Code Section 301.5(d). The Company currently qualifies as a "listed corporation," and therefore cumulative voting is not available in the election of directors.

         At the record date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of 2,050,710 shares of the Common Stock (not including shares of the Common Stock issuable upon exercise of outstanding stock options and warrants) constituting approximately 14% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. The approval of the Proposals is not assured. See "Ownership of Securities."

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The persons named below are nominees for director to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The Company's Bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual meeting of shareholders within the range of five to nine. The authorized number of directors is currently eight. The Board of Directors has selected seven nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The proxies received by the proxyholders cannot be voted for more than seven directors and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

         If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election.

         Nominations of persons for election to the board of directors of the corporation may be made at a meeting of shareholders by or at the direction of the board of directors or by any shareholder of the corporation entitled to vote in the election of directors at the meeting who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders. Such shareholder's notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (C) the class and number of shares of the corporation which are beneficially owned by the shareholder, (D) any material interest of the shareholder in such business and
(E) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a shareholder proposal. At the request of the board of directors, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the above procedures. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

         The following schedule sets forth certain information concerning the nominees for election as directors.

             THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE FOR THE NOMINEES LISTED HEREIN.

                                            FIRST YEAR
                                              ELECTED
                NAME                         DIRECTOR            AGE              POSITION
------------------------------------   --------------------   --------   -----------------------------------------
Fred A. Middleton (1)...............           1990              48      Chairman of the Board and Chief Executive
                                                                         Officer
John P. Longenecker, Ph.D. (1)......           1998              50      President and Chief Operating Officer
Roger C. Davisson (2)...............           1993              54      Director
George W. Dunbar, Jr. (2)...........           1996              51      Director
Stephen B. Howell, M.D. (1)(3)......           1989              53      Co-founder, Director and Senior Medical
                                                                         Advisor
Peter Preuss (3)(4).................           1992              55      Director
Pieter J. Strijkert, Ph.D. (4)......           1996              62      Director

----------------------

(1)  Member of Executive Committee.

(2)  Member of Audit Committee.

(3)  Member of Nominating Committee.

(4)  Member of Compensation Committee.


BUSINESS EXPERIENCE OF DIRECTORS

           Fred A. Middleton is a founder of DepoTech and has served as Chairman of the Board and a director of the Company since August 1990. In February 1998, Mr. Middleton was appointed Chief Executive Officer and a member of the Executive Committee of the Company. He previously served as Chief Executive Officer of the Company from August 1990 through June 1993. Mr. Middleton has been active in developing biomedical companies since 1978 and has been general partner of Sanderling Ventures, a venture capital firm specializing in the development of early stage biomedical companies, since 1987. Sanderling Ventures is a principal shareholder of the Company. From May 1984 through July 1986, he served as Managing General Partner of Morgan Stanley Ventures, L.P., a venture capital firm which funded research and development programs at leading technology companies. Prior to that, Mr. Middleton served as Chief Financial Officer, Vice President of Finance and Corporate Development, and President of Genentech Development Corporation, for Genentech, Inc. Mr. Middleton received his B.S. in chemistry from Massachusetts Institute of Technology and an M.B.A. from the Harvard Graduate School of Business Administration. Currently, he is a director of two other publicly held biomedical companies, Regeneron Pharmaceuticals, Inc. and Vical, Inc., as well as several privately held biomedical companies.

         John P. Longenecker, Ph.D. has served as Chief Operating Officer and was promoted to President, a member of the Executive Committee and a director of the Company in February 1998. He has served as Senior Vice President, Research, Development and Operations and Chief Operating Officer since May 1997, and as Vice President, Research and Development since November 1992. Prior to joining the Company, Dr. Longenecker served in a number of management and technical positions with Scios, Inc. (formerly California Biotechnology, Inc.), a biotechnology company, from 1982 through 1992, including Vice President and Director of Development from August 1986 through

October 1992. In this position Dr. Longenecker was responsible for pharmaceutical research and development, including a novel drug delivery group, preclinical studies, process development, manufacturing and quality control. Dr. Longenecker received a B.S. in chemistry from Purdue University and a Ph.D. in biochemistry from the Australian National University and served as a postdoctoral fellow at Stanford University.

         Roger C. Davisson has served as a director of the Company since January 1993. Since September 1980, Mr. Davisson has been a general partner of Brentwood Venture Capital, an investment firm that manages private investment funds specializing in healthcare and information technology. Mr. Davisson received a B.S. in engineering and an M.S. in engineering science from the California Institute of Technology and an M.B.A. from Stanford Graduate School of Business. Currently, he is a director of several privately held companies.

         George W. Dunbar, Jr. has served as a director of the Company since May 1996. He has served as President, Chief Executive Officer and a director of Metra Biosystems, Inc. ("Metra") since July 1991. Prior to joining Metra, he was the Vice President of Licensing and Business Development of The Ares-Serono Group, an international pharmaceutical company, from 1988 until 1991, where he established a licensing and acquisition group for its health care divisions. From 1974 until 1987, he held various senior management positions with Amersham International ("Amersham"), a health care and life sciences company, where he most recently served as Vice President for its Life Sciences business in North America. Mr. Dunbar also served as Amersham's General Manager of Pacific Rim markets and Eastern Regional operations and, prior to that, he managed the international marketing of Amersham's medical and industrial radioisotopes. Mr. Dunbar holds a B.S. in electrical engineering and an M.B.A. from Auburn University.

         Stephen B. Howell, M.D. is a co-founder of the Company and has served as a director of the Company since December 1989. Dr. Howell also served as Vice President, Medical Affairs, from October 1989 to May 1995, and currently serves as Senior Medical Advisor of the Company. In February 1998, Dr. Howell was appointed Medical Director and a member of the Executive Committee of the Company. Dr. Howell is a Professor of Medicine in the Department of Medicine and the Cancer Center at the University of California, San Diego where he has been since 1977. Dr. Howell is Associate Director for Transnational Research of the UCSD Cancer Center, and Director of the Center's Pharmacology Program. Dr. Howell is a member of the National Research Council of the American Cancer Society. Dr. Howell received an A.B. degree in biology from the University of Chicago and an M.D. magna cum laude from Harvard Medical School. Dr. Howell also holds an honorary M.D. from the University of Goteborg, Sweden. He completed his residency at the Massachusetts General Hospital and the University of California, San Francisco, research training at the National Institutes of Health, and medical oncology specialty training at the Dana Farber Cancer Institute. Dr. Howell currently serves on the board of Access Pharmaceuticals Inc., a publicly held company, and is a director of one privately held company.

         Peter Preuss has served as a director of the Company since December 1992. Since 1985, Mr. Preuss has been a private investor. He was founder and Chief Executive Officer of Integrated Software Systems Corporation (ISSCO), a leading computer graphic software developer, from 1970 to its sale in 1986. Mr. Preuss received a B.S. equivalent from the Technical University of Hanover, Germany and an M.S. in Mathematics from the University of California, San Diego. Mr. Preuss is a Regent of the University of California and has served a term on the advisory committee to the Director of the National Institutes of Health. He is president of The Preuss Foundation for Brain Tumor Research and is a recipient of the Distinguished Service Award from the American Association of Neurosurgeons. Mr. Preuss currently serves on a number of boards of not-for-profit institutions as well as Network Computing Devices, a publicly held company, and several privately held companies.

         Pieter J. Strijkert, Ph.D. has served as a director of the Company since June 1996. He has served as a member of the Board of Management for Royal Gist-Brocades NV, a biomedical products company ("Royal-Gist Brocades"), since June 1995. From July 1993 until June 1995, Dr. Strijkert served as an advisor to that same group. Prior to that, Dr. Strijkert served as a member of the Board of Management of Royal Gist-Brocades from May 1985 through June 1993 and served in other capacities with Royal Gist-Brocades from 1979 through 1985, including Head of the Biotechnology Group and Associate Director of Research and Development and Manager of the Microbiology Group Research and Development. Dr. Strijkert received a Ph.D. in microbiology and a bachelor's degree in biology from the State University of Utrecht. Dr. Strijkert is a member of the board of directors of Chiron Corporation and several privately held companies.

         All Directors currently are elected annually and hold office until the next annual meeting of the shareholders and their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

         The Company's Board of Directors held seven meetings and acted by unanimous written consent five times during the fiscal year ended December 31, 1997. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the board on which he served (held during the period for which he served on such committee).

         The Company has a standing Executive Committee currently comprised of Mr. Middleton, Dr. Longenecker and Dr. Howell, which was constituted in February 1998. The Executive Committee was formed for the purpose of corporate management following the resignation of Mr. Erickson, the Company's former President and Chief Executive Officer. The Company has a standing Compensation Committee currently composed of Mr. Preuss and Dr. Strijkert. The Compensation Committee met six times in fiscal 1997. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans. The Company has a standing Audit Committee currently composed of Mr. Davisson and Mr. Dunbar. The Audit Committee met three times in fiscal 1997. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and maintaining effective communication with those auditors. The Company also has a standing Nominating Committee currently composed of Dr. Howell and Mr. Preuss. The Nominating Committee did not meet in fiscal 1997. The Nominating Committee recommends nominees to the Company's Board of Directors.

DIRECTOR COMPENSATION

         The Company presently pays its outside Directors $1,500 per Board meeting attended in person and $500 per Board meeting attended via teleconference facilities, and reimburses its directors for out-of-pocket expenses incurred in attending each meeting and performing other duties as a director. No additional payments are made with respect to attendance at committee meetings. Under the automatic option grant program under the Company's 1995 Stock Option/Stock Issuance Plan, each newly-elected eligible non-employee director elected to the Board is automatically granted a nonstatutory option to purchase 20,000 shares of Common Stock. Each continuing Board member will automatically be granted a nonstatutory option to purchase an additional 20,000 shares upon re-election at the fifth Annual Meeting following such Board member's initial automatic grant. Each grant under the automatic option grant program will have an exercise price per share equal to the fair market value per share of the Company's common stock on the grant date, and will have a maximum term of 10 years, subject to earlier termination should optionee cease to serve as a Board of Directors member.

         The options granted under the automatic grant program to directors will become exercisable in 60 equal monthly installments with the first installment becoming exercisable one month following the grant date and each successive installment vesting one calendar month from the prior vesting date. No option is exercisable for any additional option shares following the optionee's cessation of Board service for any reason. Please see the description of the automatic grant program under Proposal Two for further information concerning the remaining terms and provisions of these automatic option grants.

         Board members Messrs. Middleton, Davisson, Dunbar and Preuss and Drs. Howell and Strijkert each received an automatic option grant on May 14, 1997 for 20,000 shares of the Company's Common Stock. The exercise price per share in effect under each such option is $14.00, the fair market value per share of Common Stock on the grant date. In February and March 1998, in connection with their appointments as Chief Executive Officer and Medical Director, respectively, and also their appointments to the Executive Committee, Mr. Middleton and Dr. Howell each were granted options to purchase an aggregate of 100,000 shares of the Company's common stock at a weighted average exercise price of $4.24 per share. The shares vest in 12 equal monthly installments. In connection with his promotion to President and Director and appointment to the Executive Committee, Dr. Longenecker received options to purchase an aggregate of 100,000 shares of the Company's common stock at a weighted average exercise price of $4.24 per share, vesting in 48 monthly installments. Options totaling 30,000 shares each are subject to shareholder approval of an increase to the number of shares authorized in the 1995 Stock Option/Stock Issuance Plan to 620,000 shares. Further, in February 1998, Dr. Longenecker received options to purchase 30,000 shares of the Company's common stock at $4.375 per share as part of an overall employee retention program. The options vest over two years with 25% of the shares vesting at the end of six months and the balance vesting in equal monthly increments over the remaining 18 months. In December 1996, and as a result of certain tax consequences in Dr. Strijkert's tax domicile, the Compensation Committee cancelled an option to purchase 20,000 shares of Common Stock granted to Dr. Strijkert in June 1996. On January 2, 1997, the Compensation Committee granted to Dr. Strijkert a new option to purchase 20,000 shares of Common Stock.

         Dr. Howell, a director of the Company, entered into a consulting agreement with the Company in November 1993 for a period of four years. The consulting agreement was subsequently amended in May 1995 and effective as of November 1, 1997, the term of the consulting agreement has been extended through June 30, 1999. Pursuant to the amended agreement, the Company pays $40,000 per year to Dr. Howell for consulting services, including acting as Senior Medical Advisor to the Company's Board of Directors. As compensation for Dr. Howell's role as Medical Director on the Executive Committee effective March 1998, he will receive $11,500 per month for one year. In addition, over a two-month period ended March 1998, Dr. Howell received $32,610 per month for his full-time consulting services. The amended agreement provides for continued payments to Dr. Howell for a period of 12 months in the event the Company terminates the agreement. In addition, Dr. Howell was granted 2,850 options in fiscal 1997 for his service to the Company in fiscal 1996.


                                   PROPOSAL 2

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

GENERAL

         The shareholders are being asked to vote on proposed amendments to the Company's 1995 Stock Option/Stock Issuance Plan (the "Plan"), which amendments were approved by the Compensation Committee in February, 1998, subject to shareholder approval. The effect of the amendments will be to increase the number of shares authorized for issuance under the Plan by 620,000 shares and impose a 1,000,000 share limitation on the maximum number of shares for which a participant in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuance over the term of the Plan. As of March 20, 1998, 1,955,489 shares of Common Stock are subject to outstanding options, and as of April 6, 1998, no additional shares are available for issuance under the Plan. The Board of Directors believes the Company's stock option programs have created significant incentives for its employees, officers and directors to increase shareholder value. The Board of Directors considers it critical to the future success of the Company to continue to grant stock options on a basis comparable to those granted by other companies with which it competes in attracting, retaining and motivating highly qualified employees, including key executives. The terms and provisions of the Plan, assuming shareholder approval of the 620,000 share increase, are summarized below. This summary, however, does not purport to be a complete description of the Plan. Copies of the actual plan document may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California. The affirmative vote of a majority of the total votes cast on such amendments is required for approval of the amendments to the Plan. For this purpose, broker non-votes will be disregarded and abstentions will be treated as negative votes. The Plan, as amended, will become effective immediately upon approval by the shareholders at the Annual Meeting.

SUMMARY OF STOCK OPTION/STOCK ISSUANCE PLAN

         The Plan serves as the successor equity incentive program to the Company's 1991 Stock Option Plan, the 1994 Stock Option Plan and the 1995 Stock Option Plan (collectively, the "Prior Plans"). The Plan was adopted by the Board and the shareholders as of June 1995, effective September 28, 1995, and amended during 1996 and 1997. All outstanding stock options and unvested share issuances under the Prior Plans have been incorporated into the Plan but continue to be governed by the terms and conditions of the specific instruments evidencing those options and issuances.

As of March 20, 1998, 1,955,489 shares of Common Stock are subject to outstanding options, and as of April 6, 1998 no shares are available for issuance under the Plan. The total number of shares authorized, as well as shares subject to outstanding options, will be appropriately adjusted in the event of certain changes to the Company's capital structure, such as stock dividends, stock splits or other recapitalizations. As of March 2, 1998, 6 executive officers, 4 non-employee Board members and approximately 117 other employees were eligible to participate in the Plan, and the 4 non-employee Board members were also eligible to participate in the automatic option grant program.

         In October 1997, the Company also implemented the Supplemental Stock Option Plan, pursuant to which 141,000 shares have been reserved for issuance to employees of the Company who are not officers or Board members. The provisions of such supplemental plan are substantially the same as those in effect under the Discretionary Option Grant Program under the Plan as described below. As of March 20, 1998, no shares have been granted under the supplemental plan.

         The Plan is divided into three separate programs: (i) the discretionary option grant program under which eligible individuals in the Company's employ or service (including officers and other employees, non-employee Board members and independent consultants) may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, (ii) the automatic option grant program under which options grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of their fair market value on the grant date; and (iii) the stock issuance program under which such eligible individuals may, in the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 85% of their fair market value at the time of issuance or as compensation for services rendered. The discretionary option grant program and the stock issuance program will be administered by committees of the Board of Directors or by a committee appointed by the Board (the "Plan Administrator"). The administration of the automatic option grant program will be self-executing in accordance with the express provisions of such program. The Plan Administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock issuances, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive option (which potentially qualify for certain favorable treatment under federal tax law) or a nonstatutory option, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

         In no event may any one individual participating in the Plan be granted stock options separately exercisable stock appreciation rights or direct stock issuances for more than 1,000,000 shares over the term of the Plan.

         Under the automatic option grant program, each newly-elected eligible non-employee director elected to the Board is automatically granted a nonstatutory option to purchase 20,000 shares of Common Stock. Each continuing Board member will automatically be granted a nonstatutory option to purchase an additional 20,000 shares upon re-election at the fifth Annual Meeting following such Board member's initial automatic grant. The options granted under the automatic grant program to directors will become exercisable in 60 equal monthly installments with the first installment becoming exercisable one month following the grant date and each successive installment vesting one calendar month from the prior vesting date. No option is exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

         Stockholder approval of the Proposal will also constitute pre-approval of each option granted on or after the date of the 1998 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of that option in accordance with such provisions.

         The exercise price for each incentive stock option or for any option granted under the automatic option grant program must be at least 100% of the fair market value of the stock on the date of the option grant. The exercise price for each nonstatutory option or for any share issuance under the Plan must be at least 85% of the fair market value of the shares on the date of the option grant or stock issuance except that the option exercise price may be reduced below 85% if the optionee makes a payment to the Company in connection with the option grant equal to such reduction (including payments to be made pursuant to a salary reduction agreement). The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 20, 1998, the closing selling price of the Common Stock was $5.375 per share. The purchase price for any shares may be paid in cash, by delivery of shares of Common Stock or through a same-day sale program pursuant to which the purchased shares will be sold immediately and a portion of the sale proceeds applied to the payment of the purchase price. The Plan Administrator may also permit a participant (other than a non-employee director receiving automatic option grants) to deliver a promissory note in payment of the purchase price and any tax liability incurred in connection with the purchase.

         Options granted under the discretionary option grant program may be immediately exercisable for all the option shares, on either a vested or unvested basis, or may become exercisable for shares in one or more installments over the participant's period of service. Shares issued under the stock issuance program may either be fully vested or subject to a vesting schedule tied to future service. All unvested shares will be subject to repurchase by the Company, at the original purchase price paid for such shares, upon the participant's cessation of service prior to vesting in the shares. The Committee will have full discretionary authority to accelerate the exercisability of any outstanding discretionary option grant or the vesting of any issued shares.

         Each option granted under the Plan will have a maximum term of 10 years and will be subject to earlier termination in the event of the optionee's cessation of service. The participant will have no shareholder rights with respect to the shares subject to his or her outstanding options until such options are exercised and the purchase price is paid for the shares. The participant will, however, have full shareholder rights with respect to any shares issued under the Plan.

         Participants subject to federal or state tax withholding in connection with any issuance of shares under the Plan may be permitted to apply a portion of the shares issuable upon the exercise of their outstanding options to the satisfaction of the federal and state withholding taxes incurred in connection with such exercise. Alternatively, such participants may be permitted to deliver existing shares of Common Stock in satisfaction of such tax liability. In either case, the Company will pay cash to the appropriate government authority equal to the fair market value of the stock as a deposit of taxes withheld.

         Directors of the Company receiving automatic option grants will have a special stock appreciation right in connection with their options under which the outstanding options can be surrendered for cancellation upon a hostile take-over of the Company in return for a cash distribution from the Company, based on the excess of the price per share paid by the acquiring entity in effecting the take-over above the option exercise price. Stockholder approval of this Proposal will also constitute pre-approval of each option granted with such a stock appreciation right on or after the date of the 1998 Annual Meeting and the subsequent exercise of that right in accordance with the foregoing provisions. Officers may be granted similar rights at the discretion of the Plan Administrator. The Committee may grant other stock appreciation rights with respect to discretionary option grants. The other stock appreciation rights would provide the holders with the right to receive an appreciation distribution from the Company equal to the excess of (i) the fair market value (on the date such right is exercised) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution would be able to be made, at the Plan Administrator's discretion, in shares of Common Stock valued at fair market value on the exercise date, in cash or in a combination of cash and Common Stock.

         In the event the Company is acquired, whether by merger, asset sale or change in control each outstanding option which is not to be assumed by the successor corporation or replaced with a comparable option to purchase the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares will automatically vest, except to the extent the repurchase rights applicable to these shares are assigned to the successor corporation. The Committee can apply this acceleration to options outstanding under the Prior Plans.

         To the extent outstanding options terminate prior to exercise, the shares subject to those options will be available for subsequent grant. In addition, the Committee may effect cancellation/regrant programs pursuant to which outstanding options under the discretionary option grant program (including options incorporated from the Prior Plans) are cancelled and new options are granted for the same or different number of option shares at an exercise price per share not less than 85% of the fair market value of the Common Stock on the new grant date. See "--Outstanding Option Grants Under the Plan".

         The Board may amend or modify the Plan at any time. Shareholder approval of amendments of the Plan will be required when the Board makes the amendments conditional on such approval or when such approval is required by law or regulation. The Plan will terminate September 28, 2005 unless sooner terminated by the Board.

OUTSTANDING OPTION GRANTS UNDER THE PLAN

         The table below shows, as to the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Plan between the September 28, 1995 effective date of the Plan and March 25, 1998, together with the weighted average exercise price per share. The number of shares and weighted average exercise price calculations include all options granted during the indicated period and subsequently regranted at a lower exercise price per share pursuant to the option cancellation/regrant program described below. No direct stock issuances have been made to date under the Plan.


                                                                                                    WEIGHTED
                                                                                    OPTIONS         AVERAGE
                                                                                    GRANTED         EXERCISE
                                                                                      (#)            PRICE
                                                                                    -------         -------
FRED A. MIDDLETON (1)..........................................................     120,000         $  5.86
Chief Executive Officer and Chairman of the Board
EDWARD L. ERICKSON (1).........................................................     250,000           14.41
Former Director, President, and Chief Executive Officer
JOHN P. LONGENECKER, PH.D. (1).................................................     245,843           10.70
President and Chief Operating Officer
DAVID B. THOMAS................................................................     119,956           11.86
Senior Vice President, Quality Assurance and Regulatory Affairs
WILLIAMS S. ETTOUATI, D. PHARM.................................................      76,282           12.71
Vice President, Marketing and Business Development
SHELDON A. SCHAFFER, PH.D. (2).................................................      94,000           14.00
Vice President, Pharmaceutical Development
ROGER C. DAVISSON..............................................................      20,000           14.00
Director and Nominee
GEORGE W. DUNBAR, JR...........................................................      40,000           18.75
Director and Nominee
STEPHEN B. HOWELL, M.D.........................................................     127,225            6.63
Director and Nominee
PETER PREUSS...................................................................      20,000           14.00
Director and Nominee
PIETER J. STRIJKERT, PH.D. (3).................................................      40,000           14.94
Director and Nominee
All current non-employee directors as a group (4 persons) (1)..................     120,000           15.89
All current executive officers as a group (6 persons) (1)......................     736,567            9.80
All employees who are not executive officers as a group (117 persons) (4)......     939,665            9.54

-------------------------

(1) Mr. Middleton was appointed Chief Executive Officer and Dr. Longenecker was promoted to President and Chief Operating Officer following the acceptance of Mr. Erickson's resignation, effective February 2, 1998. Excludes options for 280,556 shares granted to Mr. Erickson but subsequently cancelled in connection with his resignation and available for grant under the Plan. "All current executive officers as a group" does not include shares granted to Mr. Erickson, Dr. Kim and Dr. Paradiso who resigned in early 1998.

(2) Net of options cancelled in connection with his change in status from consultant to officer.

(3) In December 1996, and as a result of certain tax consequences in Dr. Strijkert's tax domicile, the Compensation Committee cancelled an option to purchase 20,000 shares of Common Stock granted to Dr. Strijkert in June

         1996. On January 2, 1997, the Compensation Committee granted to Dr. Strijkert a new option to purchase 20,000 shares of Common Stock.

(4) Includes 197,604 options granted to employees who are not executive officers which were originally granted in 1995, 1996 and 1997. In February 1998, the Board of Directors approved an employee retention program, an element of which was a cancellation/regrant program for all employees. The cancellation/regrant program excludes all officers and directors. Participation in the cancellation/regrant program is at the election of each individual employee. The program involves the cancellation of outstanding options with exercise prices of $7.00 per share or greater, in exchange for the grant of options exercisable into one-half the number of shares with an exercise price of $4.375, the fair market value of the Company's common stock on the February 25, 1998 grant date. The new option will become exercisable beginning April 1, 1998 with 6.25% vesting on that date and the remaining shares vesting in 45 equal monthly installments.

NEW PLAN BENEFITS

         On February 25, 1998, in connection with their appointment to the Executive Committee, the Board of Directors granted options to purchase 30,000 shares of Common Stock of the Company to each of the following: Fred A. Middleton, John P. Longenecker, Ph.D. and Stephen B. Howell, M.D. at an exercise price of $3.72 per share. These options will not become exercisable unless the shareholders approve the 620,000 share increase to the Plan at the 1998 Annual Meeting.

FEDERAL INCOME TAX CONSEQUENCES

         Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

         If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

         Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

ACCOUNTING TREATMENT

         Under current accounting principles, neither the grant nor the exercise of options granted under the Plan with exercise prices equal to the fair market value of the option shares on the grant date will result in a direct charge to the Company's reported earnings. However, the Company must disclose, in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options under the Plan may be a factor in determining the Company's diluted earnings per share.

RECOMMENDATION

         The affirmative vote of a majority of the outstanding shares of the Company's common stock present or represented and entitled to vote at the 1998 Annual Meeting is required for approval of the amendment to the Option Plan. If such approval is obtained, the amendment will become effective immediately, and all options granted on the basis of the 620,000-share increase under the amended Option Plan will remain outstanding and become exercisable in accordance with their terms. Should such shareholder approval not be obtained then all stock options granted on the basis of such 620,000-share increase will terminate without ever becoming exercisable for those excess shares, and no further stock options, stock appreciation rights or direct stock issuances will be granted on the basis of such 620,000- share increase. As of April 6, 1998, no shares are available for issuance under the Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S 1995 STOCK OPTION/STOCK ISSUANCE PLAN. THE BOARD BELIEVES IT IS IMPORTANT TO THE COMPANY'S FUTURE SUCCESS TO BE ABLE TO OFFER STOCK OPTIONS FOR RECRUITMENT AND RETENTION OF KEY MANAGEMENT, SCIENTIFIC AND OTHER EMPLOYEES. IN ORDER TO REMAIN COMPETITIVE WITH OTHER EMPLOYERS IN THE INDUSTRY THE COMPANY HAS PROPOSED THE FOREGOING AMENDMENTS TO THE PLAN.

                                   PROPOSAL 3

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                        1995 EMPLOYEE STOCK PURCHASE PLAN


         The Company's shareholders are being asked to vote on a proposal to approve an amendment to the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan") which amendment was approved by the Compensation Committee on February 25, 1998, subject to shareholder approval. The effect of the Amendment will be to increase the number of shares authorized for issuance under the Purchase Plan by 75,000 shares. As of March 2, 1998 132,731 shares have been issued under the plan and 117,269 shares are available for future issuance before the proposed increase.

         The affirmative vote of a majority of the outstanding shares of the Company's voting Common Stock is required for approval of the amendments to the Purchase Plan. The Purchase Plan, as amended, will become effective immediately upon approval by the shareholders at the Annual Meeting.

         The Purchase Plan is intended to provide eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction-based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code. The Purchase Plan was initially adopted by the Board of Directors and the shareholders in 1995.

         The following is a summary of the principal features of the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in San Diego, California.

SHARE RESERVE

         As of March 2, 1998, 132,731 shares had been issued under the Purchase Plan and 192,269 shares will be available for future issuance (assuming shareholder approval of the 75,000-share increase).

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and maximum number of securities issuable per participant on any one purchase date, and (ii) the class and maximum number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

ADMINISTRATION

         The Purchase Plan is administered by the Compensation Committee of the Board of Directors. Such committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

OFFERING PERIODS

         Shares are issued through a series of successive offering periods, each of twelve (12) months duration. The initial offering period, however, was longer and ran from the effective date of the Purchase Plan to December 31, 1997. The current offering period began on January 1, 1998 and will end on December 31, 1998. Each participant will be granted a separate purchase right to purchase shares of Common Stock for each offering period in which he or she participates which will be automatically exercised in successive six-month installments on the last business day of June and December during the offering period.

ELIGIBILITY

         Any individual who customarily works for more than 20 hours per week for more than five months per calendar year in the employ of the Company or an affiliate of the corporation as defined in the Purchase Plan and in Internal Revenue Code Section 424 will be eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period. As of March 2, 1998, approximately 119 employees, including 5 executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PROVISIONS

         Each participant may authorize period payroll deductions in any multiple of 1% of his or her cash earnings, up to a maximum of 15%. A participant may not increase his or her rate of payroll deduction for an offering period after the start of that period, but he or she may decrease the rate once per offering period. Participants may end their participation at any time during the offering period, except during the last five days of that period.

         On the last business day of each offering period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for that period. However, no purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

PURCHASE PRICE

         The purchase price per share at which Common Stock will be purchased on the participant's behalf for each offering period will be equal to 85% of the lower of (i) the fair market value per share on the date the participant first joins the option period in effect under the Purchase Plan, or (ii) the fair market value per share of Common Stock on the last business day of the purchase period. However, for each participant whose entry date is other than the first day of the option period, the amount determined under clause (i) shall not be less than 85% of the fair market value of the Common Stock on the first day of such option period.

VALUATION

         The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing price per share on such date on the Nasdaq National Market. If there is no quoted selling price on that day, then the closing selling price for the next preceding day for which there does exist such a quotation will be used. On March 2, 1998, the fair market value per share determined on such basis was $4.125.

SPECIAL LIMITATIONS

         The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

         - No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

         - No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

TERMINATION OF PURCHASE RIGHTS

         A participant's purchase right will immediately terminate upon such participant's loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates will be promptly refunded. A participant may withdraw from an offering period at any time and may elect to have his or her accumulated payroll deductions for the offering period in which such withdrawal occurs either refunded or held for the purchase of shares at the end of the purchase period.

SHAREHOLDER RIGHTS

         No participant will have any shareholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

         No purchase right will be assignable or transferable and will be exercisable only by the participant.

ACQUISITION

         Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the option period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in the aggregate on any one purchase date shall not apply to the share purchases effected in connection with such acquisition.

AMENDMENT AND TERMINATION

         The Purchase Plan will terminate upon the earliest to occur of (i) June 30, 2005, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

         The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without shareholder approval, (i) materially increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) materially modify the requirements for eligibility to participate in the Purchase Plan.

PLAN BENEFITS

         The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of the Proxy Statement and the various indicated groups, the following information with respect to transactions under the Purchase Plan effected during the period from the September 28, 1995 effective date of the Purchase Plan to March 2, 1998: (i) the number of shares of Common Stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of Common Stock in connection with such purchases.

                                                                                                     WEIGHTED
                                                                                    NUMBER            AVERAGE
                                                                                   OF SHARES          PURCHASE
                                                                                      (#)              PRICE
                                                                                    -------            ------
FRED A. MIDDLETON (1)......................................................              --                --
Chairman of the Board and Chief Executive Officer
EDWARD L. ERICKSON (1).....................................................              --                --
Former Director, President, and Chief Executive Officer
JOHN P. LONGENECKER, PH.D. (1).............................................              --                --
President and Chief Operating Officer
DAVID B. THOMAS............................................................              --                --
Senior Vice President, Quality Assurance and Regulatory Affairs
WILLIAMS S. ETTOUATI, D. PHARM.............................................           1,753            $ 5.13
Vice President, Marketing and Business Development
SHELDON A. SCHAFFER, PH.D..................................................           1,089            $ 3.03
Vice President, Pharmaceutical Development
All current executive officers as a group (3 persons) (1)..................           3,912            $ 5.93
All employees who are not executive officers as a group (126 persons)......         124,273            $ 6.95


(1) Mr. Middleton was appointed as Chief Executive Officer and Dr. Longenecker was promoted to President and Chief Operating Officer following the acceptance of Mr. Erickson's resignation, effective February 2, 1998. "All current executive officers as a group" does not include shares purchased by Mr. Erickson, Dr. Kim and Dr. Paradiso who resigned in early 1998.

FEDERAL TAX CONSEQUENCES

         The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, in connection with the grant or the exercise of an outstanding purchase right. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

         If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

         If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

         If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

SHAREHOLDER APPROVAL

         The affirmative vote of a majority of the Company's voting stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Purchase Plan. Should such shareholder approval not be obtained, then the Purchase Plan will soon have issued all the shares currently authorized and under the terms of the plan it will then expire. Thereafter, no purchase rights would be granted and no stock issuances would be made under the Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO CONTINUE A PROGRAM OF STOCK OWNERSHIP FOR THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE AN OWNERSHIP INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS WITH THOSE OF THE SHAREHOLDERS.

                                   PROPOSAL 4

                                   APPROVAL OF
                        SELECTION OF INDEPENDENT AUDITORS

         The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as the Company's independent public auditors for the year ending December 31, 1998. In the event that the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the shareholders' best interest.

         A representative of Ernst & Young LLP is expected to be present at the meeting to respond to your questions and will have the opportunity to make a statement if they desire to do so.

         The affirmative vote of the holders of a majority of shares represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
         RATIFICATION AND APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP
                     AS THE COMPANY'S INDEPENDENT AUDITORS.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interest of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of March 2, 1998 by
(i) all persons who are beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director and nominee for director, (iii) the Named Executive Officers and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.


                                                                    SHARES BENEFICIALLY OWNED (1)
                                                                    -----------------------------
         NAME AND ADDRESS OF BENEFICIAL OWNER                        NUMBER                PERCENT
         ------------------------------------                       ---------              -------
Franklin Resources, Inc (2)....................................     2,206,480               15.4%
         901 Mariners Island Blvd., 6th Floor
         San Mateo, California 94404

Sanderling Ventures (3)........................................     1,262,753                8.8%
         2730 Sand Hill Road, Suite 200
         Menlo Park, California 94025

Ross Financial Corp  (4)......................................      1,235,000                8.6%
         P.O. Box 31363-SMB
         Mirco Commerce Center
         Cayman Islands B.W.I.

Fred A. Middleton (5)..........................................     1,334,126                9.3%

John P. Longenecker Ph.D. (6)..................................       159,461                1.1%

Roger C. Davisson (7)..........................................        35,030                   *

George W. Dunbar, Jr. (8)......................................        13,250                   *

Stephen B. Howell, M.D. (9)....................................       549,612                3.8%

Peter Preuss (10)..............................................       171,858                1.2%

Pieter J. Strijkert, Ph.D. (11)................................         9,917                   *

Edward L. Erickson (12)........................................       284,444                2.0%

David B. Thomas (13)...........................................        76,676                   *

Williams S. Ettouati, D. Pharm. (14)...........................        43,206                   *

Sheldon A. Schaffer, Ph.D. (15)................................        25,214                   *

All current directors and executive officers
as a group (11 persons) (16)...................................     2,458,623               16.7%


*        Less than 1%

(1) Share ownership in each case includes shares issuable upon exercise of certain outstanding options and warrants as described in the footnotes below. Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1). The address for those individuals for whom an address is not otherwise indicated is 10450 Science Center Drive, San Diego, California 92121.

(2)      Information reported in the table is based on disclosures made in the
         Schedule 13G filed initially on October 10, 1997 and subsequently amended on January 29, 1998, by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc.

(3) Includes 724,936 shares and 7,500 shares issuable upon exercise of warrants within 60 days of March 2, 1998 held by Sanderling Ventures Partners II, L.P., 117,181 shares held by Sanderling Biomedical, L.P. and 408,731 shares and 4,405 shares issuable upon exercise of warrants within 60 days of March 2, 1998 held by Sanderling Ventures Limited, L.P. Mr. Middleton, Chief Executive Officer, a director of the Company, is a general partner of Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to all such shares.

(4)      Information reported in the table is based on disclosures made in the
         Schedule 13D filed initially on September 22, 1997 and subsequently amended on September 26, 1997 and December 30, 1997, by Kenneth B. Dart, Ross Financial Corporation, and STS Inc.

(5) Includes 724,936 shares and 7,500 shares issuable upon exercise of warrants within 60 days of March 2, 1998 held by Sanderling Ventures Partners II, L.P., 117,181 shares held by Sanderling Biomedical, L.P. and 408,731 shares and 4,405 shares issuable upon exercise of warrants within 60 days of March 2, 1998 held by Sanderling Ventures Limited, L.P. Mr. Middleton, Chief Executive Officer and a director of the Company, is a general partner of Sanderling Ventures. Mr. Middleton disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest, but exercises shared voting and investment power with respect to all such shares. Also includes 58,373 shares and 13,000 shares issuable upon exercise of stock options beneficially held by Mr. Middleton and exercisable within 60 days of March 2, 1998.

(6) Includes 92,691 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(7) Includes 20,000 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(8) Includes 13,250 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(9) Includes 44,740 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998. Dr. Howell is a trustee of the Howell Family Trust and two trusts for the benefit of his children.

(10) Includes 4,761 shares issuable upon exercise of warrants and 65,000 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(11) Includes 9,917 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(12) Includes 94,444 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998. Mr. Erickson resigned from his positions as President, Chief Executive Officer and Director of the Company effective February 2, 1998.

(13) Includes 40,510 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(14) Includes 41,453 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(15) Includes 24,125 shares issuable upon exercise of stock options exercisable within 60 days of March 2, 1998.

(16) Includes 2,041,068 shares and 400,889 and 16,666 shares issuable upon exercise of stock options and warrants, respectively, exercisable within 60 days of March 2, 1998.

                               EXECUTIVE OFFICERS

         The executive officers of the Company as of March 2, 1998, are as follows:

NAME                                     Age      Position
----                                     ---      --------
Fred A. Middleton...................     48       Chief Executive Officer and Chairman of the Board
John P. Longenecker, Ph.D...........     50       President and Chief Operating Officer,
David B. Thomas.....................     58       Senior Vice President, Quality Assurance and
                                                  Regulatory Affairs
Williams S. Ettouati, D. Pharm......     38       Vice President, Marketing and Business Development
Dana S. McGowan, C.P.A..............     39       Vice President, Finance, Chief Financial Officer,
                                                  Treasurer and Assistant Secretary
Sheldon A. Schaffer, Ph.D...........     54       Vice President, Pharmaceutical Development


         Fred A. Middleton and John P. Longenecker, Ph.D. are being nominated to serve on the Company's Board of Directors. See "Proposal 1 - Election of Directors" for a discussion of their respective business experience.

         David B. Thomas has served as Senior Vice President, Quality Assurance and Regulatory Affairs, of the Company since August 1996 and as Vice President, Quality Assurance and Regulatory Affairs, of the Company from June 1993 until August 1996. Prior to joining the Company, Mr. Thomas served as Vice President of Gen-Probe Incorporated, a diagnostics company, from February 1993 to June 1993. Prior to that, Mr. Thomas served as a Vice President, Regulatory Affairs and Quality Assurance of Ares-Serono from September 1990 through February 1993. Prior to that, Mr. Thomas served as Vice President, Regulatory Affairs, for C.R. Bard, Inc., a medical device company, from April 1987 through February 1990. Mr. Thomas also served as Vice President, Regulatory Affairs/Product Assurance of the Hospital Products Group of Pfizer, Inc., a pharmaceutical company, from April 1985 through March 1987 and held senior scientific positions at the Biometric Research Institute, Inc. and at the National Institutes of Health. He has been responsible for the clinical development and regulatory approvals of a number of new pharmaceuticals including LAAM and has obtained approvals for new delivery modes and controlled release formulations for more than 15 drugs. Mr. Thomas received a B.A. in anthropology (with a minor in mathematics) from San Francisco State University and an M.A. in anthropology as part of an interdisciplinary program in human biology from University of California, Los Angeles where he was a National Science Foundation Fellow at the Brain Research Institute. Mr. Thomas currently serves as chairman and a director of a privately held company.

         Williams S. Ettouati, D.Pharm. has served as Vice President, Marketing and Business Development, of the Company since August 1996, and as Executive Director of Strategic Marketing of the Company from July 1995 to August 1996. Prior to joining the Company, Dr. Ettouati served as a consultant to the Company from May 1995 to July 1995. Dr. Ettouati served as Director, New Product Planning at Dura Pharmaceuticals, Inc. from November 1993 to April 1995. From January 1990 to August 1993, Dr. Ettouati served as Senior Product Manager and Product Manager for Syntex International. Dr. Ettouati served as a post doctoral fellow at University of California, Santa Barbara ("UCSB"). Dr. Ettouati received a Diplome de Bachelier in mathematics and biology from Academie de Paris, an M.A. in biology from UCSB and a Diplome d'Etat de Docteur en pharmacie from Universite Rene Descartes, Paris V.

         Dana S. McGowan, C.P.A. has served as Vice President, Finance and Administration since July 1997, as Assistant Secretary since September 1996, and as Chief Financial Officer and Treasurer since June 1994. Previously, Ms. McGowan served as Director of Finance and Administration of the Company from January 1994 through May 1994. Prior to joining the Company, Ms. McGowan served as Director, Accounting and Finance at Alliance Pharmaceutical Corp., a biotechnology company, from May 1993 to December 1993. Previously, Ms. McGowan held various financial positions, including Associate Director and Controller at Cytel Corporation, a biotechnology company, from June 1988 to May 1993. She has held various financial positions with Science Applications International Corporation, a technical services company. Ms. McGowan received a B.S. in Business Administration from San Diego State University.

         Sheldon A. Schaffer, Ph.D. has served as Vice President, Pharmaceutical Development since January 1997. Dr. Schaffer previously served as a consultant to the Company from May 1996 until January 1997. Prior to joining the Company, Dr. Schaffer was an independent consultant to various pharmaceutical companies from May 1995 to April 1996. From March 1989 to April 1995, Dr. Schaffer served as Vice President of Pharmaceutical Development and then as Vice President of Business Development at Cholestech Corporation, a publicly traded medical products company. Previously Dr. Schaffer served as Director, Inflammation/Atherosclerosis Research at Ciba-Geigy Corporation, a pharmaceutical company, and held senior scientific positions at the Medical Research Division of American Cyanamid Co., a pharmaceutical company. Dr. Schaffer received his B.S. in chemistry from the University of California, Berkeley and a Ph.D. in chemistry from the University of Illinois, and served as a postdoctoral and teaching fellow at Harvard Medical School.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth the aggregate compensation paid by the Company to the Named Executive Officers for services rendered in all capacities to the Company for the years ended December 31, 1995, 1996 and 1997:

                                             Summary Compensation Table
                                                                                LONG-TERM
                                                                               COMPENSATION
                                                 ANNUAL COMPENSATION              AWARDS
                                          ---------------------------------------------------------------------

             NAME AND                                                 OTHER     SECURITIES
             PRINCIPAL                                                ANNUAL    UNDERLYING       ALL OTHER
             POSITION             YEAR     SALARY       BONUS     COMPENSATION OPTIONS/SARS(#)  COMPENSATION(1)
-------------------------------- -------  --------    ----------  ------------ ---------------  ---------------
EDWARD L. ERICKSON (2)            1997    $275,000    $  -0-       $   -0-       230,000           $  65
Former President,                 1996     250,000     42,750(3)       -0-         8,550(6)           52
Chief Executive Officer           1995     194,250     49,138(4)     27,000(5)    11,450(7)           51
and Director

JOHN P. LONGENECKER, PH.D.        1997    $215,000    $  -0-       $   -0-        25,000           $  56
President, Chief Operating        1996     200,000     40,000(3)       -0-        83,892(6)           52
Officer and Director              1995     178,500     24,098(4)     14,667(5)    16,950(7)           46

DAVID B. THOMAS                   1997    $177,000    $17,700      $   -0-        78,000           $  46
Senior Vice President, Quality    1996     156,976     21,277(3)       -0-         5,006(6)           41
Assurance and Regulatory          1995     136,500     18,428(4)     10,800(5)     6,950(7)           35
Affairs

WILLIAMS S. ETTOUATI,             1997    $165,000    $25,000      $   -0-         7,500           $  43
D.PHARM. (8)                      1996     126,277     15,663(3)       -0-        35,675(6)           33
Vice President, Marketing         1995      57,500      8,913          -0-        38,106(7)           15
and Business Development

SHELDON A. SCHAFFER, PH.D. (9)    1997    $158,125    $40,000(10)  $   -0-        58,000           $  41
Vice President, Pharmaceutical
Development



(1) Consists of the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the Named Executive Officers.

(2)      Mr. Erickson resigned from the Company effective February 2, 1998.

(3) Consists of amounts earned in 1996 and paid in 1997 upon the filing by the Company of a New Drug Application for DepoCyt.

(4)      Consists of amounts earned in 1995 and paid in 1996.

(5) Consists of forgiveness of a portion of a loan made to cover relocation expenses.

(6) Includes options granted in 1997 for performance during 1996. Vesting is contingent on the filing by the Company of a New Drug Application for DepoCyt.

(7)      Includes options granted in 1996 for performance during 1995.

(8) Dr. Ettouati was hired in July 1995. Prior to that time, Dr. Ettouati served as a consultant to the Company for a period of two months and amounts paid under that consulting arrangement are not included above.

(9) Dr. Schaffer was hired in January 1997. Prior to that time, Dr. Schaffer served as a consultant to the Company for a period of eight months and amounts paid under that consulting arrangement are not included above.

(10)     Consists of a signing bonus to cover relocation expenses.

STOCK OPTIONS

         The following table sets forth information concerning stock option grants made to each of the Named Executive Officers for the year ended December 31, 1997. All grants were made under the Plan. The Company granted no stock appreciation rights ("SARs") to Named Executive Officers during 1997.

                                          Option/SAR Grants in Last Fiscal Year

===============================================================================================================================
                                                                                                          Potential Realizable
                                                                                                            Value at Assumed
                                                                                                         Annual Rates of Stock
                                                                                                         Price Appreciation for
                                            Individual Grants                                               Option Term (3)
-------------------------------------------------------------------------------------------------------------------------------
                                         Number of        % of Total
                                        Securities        Options/SAR
                                        Underlying         Granted        Exercise or
                                        Options/SAR       to Employees     Base Price     Expiration
               Name                     Granted(1)        in Fiscal Year   ($/Sh)(2)        Date          5% ($)        10% ($)
----------------------------------  -------------------  ---------------  ------------    ----------   -----------    ---------
Edward L. Erickson                        8,550              1.07           18.625         2/26/07        100,148       253,794
                                        230,000             28.74           14.00          5/14/07      2,025,041     5,131,851

John P. Longenecker, Ph.D.                8,892              1.11           18.625         2/26/07        104,153       263,945
                                         25,000              3.12           14.75          4/28/07        231,905       587,693

David B. Thomas                           5,006              0.63           18.625         2/26/07         58,636       148,595
                                         78,000              9.74           13.625         6/30/07        668,358     1,693,750

Williams S. Ettouati D. Pharm.            5,676              0.71           18.625         2/26/07         66,484       168,483
                                          7,500              0.94           14.75           7/2/07         69,571       176,308

Sheldon A. Schaffer, Ph.D.               58,000              7.25           18.00          1/16/07        656,565     1,663,867

===============================================================================================================================


(1) All of the options were granted under the Plan and vest over periods ranging from two to five years on a monthly basis. Options granted to Mr. Erickson in 1997 were subsequently cancelled in connection with his resignation. In the event of any Corporate Transaction (defined below), the exercisability of each option grant at the time outstanding under the Plan which is not assumed or otherwise continued in the event of such Corporate Transaction shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of the Plan, a Corporate Transaction means (i) a merger or consolidation in which the Corporation is not the surviving entity (except for a transaction the principal purpose of which is to change the state of incorporation), (ii) the sale, transfer or disposition of all or substantially all of the assets of the Corporation, or (iii) any reverse merger in which the Corporation is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to a person or persons not otherwise part of the transferor group. In addition, the

         Compensation Committee of the Board of Directors may accelerate the vesting of the option in the event (i) there is a change in the composition of the Board of Directors over a period of two years or less such that those individuals serving as Board members at the beginning of the period cease to represent a majority of the Board or
         (ii) change of ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a hostile tender offer. The grant dates for the above options are as follows:

       Name                              Options Granted (#)      Grant Date
       ----                              -------------------      ----------
Edward L. Erickson                               8,550               2/26/97
                                               230,000               5/14/97
John P. Longenecker, Ph.D.                       8,892               2/26/97
                                                25,000               4/28/97
David B. Thomas                                  5,006               2/26/97
                                                78,000               6/30/97
Williams S. Ettouati, D.Pharm.                   5,676               2/26/97
                                                 7,500                7/2/97
Sheldon A. Schaffer, Ph.D.                      58,000               1/16/97


(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board of Directors. The fair market value of shares of Common Stock will be determined in accordance with certain provisions of the Plan based on the closing selling price per share of a share of Common Stock on the date in question on the primary exchange on which the Company's common stock is listed or reported. If shares of the Common Stock are not listed or admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(3) There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers with an exercise price equal to the fair market value of the option shares on the grant debt.

OPTION EXERCISES AND HOLDINGS

         The following table provides information concerning option exercises during 1997 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1997.
No SARs were exercised during 1997 or outstanding as of December 31, 1997.

                   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
===================================================================================================================================
                                                                          Number of Securities
                                                                               Underlying                   Value of Unexercised
                                                                        Unexercised Options/SARS                in-the-Money
                                                                                   at                           Options/SARs
                                                                          December 31, 1997 (#)           at December 31, 1997(2)
                                                                    ---------------------------------------------------------------
                                        Shares
                                      Acquired on        Value
            Name                      Exercise (#)     Realized (1)  Exercisable    Unexercisable     Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Edward L. Erickson                      14,000          $207,875       230,622         244,378         $611,806            $83,507
John P. Longenecker, Ph.D.                 -0-               -0-        82,391          61,681           63,465                281
David B. Thomas                         10,000           145,000        29,075          79,715           25,629             19,592
Williams S. Ettouati, D.Pharm.             -0-               -0-        34,066          47,216              -0-                -0-
Sheldon A. Schaffer, Ph.D.                 -0-               -0-        19,292          44,708              -0-                -0-

===================================================================================================================================


(1) "Value realized" is calculated on the basis of the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) "Value" is defined as fair market price of the Company's Common Stock at fiscal year-end ($3.5625) less exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the year ended December 31, 1997, the Compensation Committee of the Company's Board of Directors established the levels of compensation for the Company's executive officers. The members of the Company's Compensation Committee during the year ended December 31, 1997 were Messrs. Preuss and Middleton and Dr. Strijkert. Mr. Erickson, the Company's President and Chief Executive Officer at the time, participated in the deliberations of the Compensation Committee regarding executive compensation that occurred during 1997, but did not take part in the deliberations regarding his own compensation. As of February 2, 1998, the members of the Compensation Committee were Mr. Preuss and Dr. Strijkert.

EMPLOYMENT ARRANGEMENTS

         In February 1998, Mr. Middleton was appointed Chief Executive Officer and a member of the Executive Committee of the Company in addition to his role as Chairman of the Board. Mr. Middleton currently spends approximately one-half time on Company duties. Mr. Middleton currently receives no salary or other cash compensation from the Company other than directors' fees. In return for these services and in lieu of receiving a cash salary from the Company, in February and March 1998, the Board approved the granting of stock options to purchase an aggregate of 100,000 shares of the Company's common stock at a weighted average exercise price of $4.24 per share. The shares vest in 12 equal monthly installments. Of this amount, options totaling 30,000 shares are subject to shareholder approval of an increase to the number of shares authorized in the Plan to 620,000 shares. In addition, the Company issued a warrant to purchase 100,000 shares of the Company's common stock to various entities managed by Sanderling Ventures, exercisable at $4.375 per share. The warrant has a three year term and is not exercisable for 90 days.

         In June 1997, Mr. Thomas, Senior Vice President, Quality Assurance and Regulatory Affairs, entered into an Employment Agreement with the Company. Under the Employment Agreement, Mr. Thomas' base salary will be subject to the normal review of, and changes to, salaries of all Senior Management Committee members, effective January 1 of each year of employment. In addition, during the term of employment, Mr. Thomas will be eligible for bonus consideration based on individual and Company performance. Further, upon the receipt of an approvable letter for DepoCyt from the United States Food and Drug Administration, the Company will recommend to the Board acceleration of a portion of Mr. Thomas' bonus. The Employment Agreement continues through December 31, 1999.

Should Mr. Thomas continue employment with the Company through such date, Mr. Thomas and the Company may elect to enter into a consulting agreement for an initial one-year term. In the event that a Consulting Agreement is executed, vesting in stock option grants awarded during the term of employment will continue until the termination of the Consulting Agreement. The terms of the Consulting Agreement provide for a monthly retainer.

         The Compensation Committee of the Board of Directors, as Plan Administrator of the Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following the change in control event.

         See also "Proposal 1 - Election of Directors - Director Compensation."

         The Company does not have any existing employment agreements with any other Named Executive Officer. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 21 shall not be incorporated by reference into any such filings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee presents this report regarding compensation for the Company's executive officers and the Chief Executive Officer of the Company.

         General Compensation Policy. The Company's primary objective is to maximize the value of the Company's shares over time. Accomplishing this objective requires achieving specific Company milestones and developing and ultimately marketing superior products that provide cost-effective solutions for the medical community. The overall goal of the Compensation Committee is to develop compensation practices that will allow the Company to attract and retain the people needed to create, develop, manufacture and market such products.

         The Company compensates its executive officers with a combination of salary and incentives designed to focus and balance their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company's compensation structure rewards individual performance that furthers Company goals. Elements of each officer's compensation include the following:

         -        Base Salary
         -        Annual Incentives
         -        Long-term Incentives
         -        Benefits

         Each officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provides a level of compensation roughly equivalent to that paid by companies of similar size and complexity in similar industries.

         Base Salary and increases in base salary are determined by individual performance and the salary levels in effect for companies of similar size and complexity in similar industries. The Compensation Committee attempts to keep the base salaries of the Company's officers at a level broadly in line with the median of the salaries of officers in comparative companies. The Compensation Committee relies primarily on survey data on base salary from a compensation study performed by Watson Wyatt in 1995 and updated with other published studies. These studies included data on competitive practices among peer group companies, early-stage high growth technology companies and biotechnology published survey data. In addition, the Compensation Committee also evaluates individual experience and performance and specific issues particular to the Company, such as success in raising capital, creation of shareholder value and achievement of specific

         Company milestones. Certain of the companies contained in the survey on which this Compensation Committee relied are included in the indices used to compare shareholder returns in the Stock Performance Graph.

         Annual Incentives are paid in accordance with an annual Incentive Compensation Plan. Bonus awards are set at a level competitive among peer group companies, early-stage high growth technology companies and biotechnology published survey data. Potential cash incentive compensation paid under this plan is set as a significant percentage of each officers' base salary. All of the incentive compensation is directly tied to performance and is at risk. Each officer earns incentive compensation based upon a mix of Company performance and personal performance. Company performance is measured by achievement of specific Company milestones. Compensation for personal performance under this plan is awarded by the Compensation Committee based upon both an objective and subjective evaluation of the performance of each officer. No incentive compensation is paid for Company performance or personal performance unless specific Company and individual goals are achieved during the fiscal year. In 1997, incentive compensation earned by officers ranged from approximately 0% to 15% of base salary.

         Long-Term Incentive compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the long-term interests of the Company and its shareholders. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current and expected future contributions to the business and vesting position. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership, motivation to remain with the Company and incentive to increase shareholder value.

         Benefits offered to the Company's officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's officers are substantially the same as those offered to all the Company's regular employees.

         CEO Compensation. In setting compensation payable to the Company's Chief Executive Officer, Mr. Erickson, during 1997 we sought to be competitive with companies of similar size and complexity in similar industries. Mr. Erickson's incentive compensation under the Company's annual Incentive Compensation Plan was entirely dependent upon the Company's performance and our evaluation of his personal contribution to the Company's performance. Mr. Erickson resigned effective February 2, 1998. No incentive compensation was earned by Mr. Erickson in 1997.

         We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of DepoTech or any of its subsidiaries.


                                        COMPENSATION COMMITTEE

                                        Peter Preuss, Chairman
                                        Pieter J. Strijkert, Ph.D.

                                PERFORMANCE GRAPH

         The following graph compares total shareholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The companies comprising the Nasdaq Pharmaceutical Index are available upon written request to Investor Relations at the Company's executive offices. The shareholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future shareholder returns.


             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT (1)

                           09/29/95     12/95     3/96     6/96     9/96     12/96     3/97     6/97    9/97      12/97
                           --------     -----     ----     ----     ----     -----     ----     ----    ----      -----
                                                     (DOLLARS)
DEPOTECH CORPORATION....      100        160       204      210      144      136       127      114     113        30
NASDAQ STOCK MARKET-US..      100        101       106      115      119      125       118      138     163       153
NASDAQ PHARMACEUTICAL...      100        117       121      118      121      117       111      120     135       121



(1) The total cumulative return on investment (change in stock price plus reinvested dividends) assumes $100 invested on September 29, 1995 in each of DepoTech's Common Stock (at the initial public offering price of $12.00 per share), the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index.

                              CERTAIN TRANSACTIONS


         Mr. Thomas, Senior Vice President, Quality Assurance and Regulatory Affairs, is a director and shareholder of Sierra Scientific Software, Inc. ("Sierra"). Sierra entered into a Software License Agreement dated June 30, 1993 with DepoTech pursuant to which Sierra provides DepoTech with certain scientific software and other software development services. Sierra earned an aggregate of approximately $204,725 in fiscal 1997. Mr. Thomas is a party to an employment agreement with the Company. See "Executive Officers--Employment Arrangements."


         Holders of 3,401,072 shares of Common Stock or their permitted transferees (the "Holders") are entitled to certain rights with respect to the registration of such shares under the Securities Act (taking into account the exercise of outstanding options). Under the terms of agreements between the Company and such Holders, if the Company proposes to register any of its securities under the Securities Act for its own account, such Holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein, provided, among other conditions, that the underwriters of any such offering have the right to limit the number of shares included in such registration. In addition, Holders of at least 30% of approximately 3,401,072 shares of Common Stock with demand registration rights may require the Company to prepare and file a registration statement under the Securities Act with respect to the shares entitled to demand registration rights, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. The Company is not obligated to effect more than one of these shareholder-initiated registrations nor to effect such a registration within 90 days following an offering of the Company's securities. The Holders of approximately 3,401,072 shares of Common Stock may also request the Company to register such shares on Form S-3 provided the shares registered have an aggregate market value of at least $500,000. Generally, the Company is required to bear the expense of all such registrations. The registration rights of the Holders expire in October 2000.

         Officers and directors of the Company are indemnified pursuant to certain provisions of the California General Corporation Law and the Company's charter documents to the fullest extent permitted under California law.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1997 fiscal year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

                                  ANNUAL REPORT

         A copy of the Annual Report of the Company for the 1997 Fiscal Year has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                    FORM 10-K

         The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about March 31, 1998. Stockholders may obtain a copy of this report, without charge, by writing to Dana S. McGowan, Chief Financial Officer and Vice President, Finance of the Company, at the Company's principal executive offices located at 10450 Science Center Drive, San Diego, California 92121.

                              SHAREHOLDER PROPOSALS

         Under the present rules of the SEC, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be December 7, 1998 (120 days prior to April 6, 1999). Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the Bylaws of the Company, which requires notice to be delivered or mailed and received at the Company's executive offices not less than 120 days prior to the date specified above.


                                        By Order of the Board of Directors


Dated:  April 6, 1998                   Faye H. Russell
                                        Secretary

                              DEPOTECH CORPORATION

                      1995 STOCK OPTION/STOCK ISSUANCE PLAN

                  AMENDED AND RESTATED AS OF FEBRUARY 26, 1997

                       FURTHER AMENDED AS OF MAY 13, 1998


                                   ARTICLE ONE
                                     GENERAL

       I.      PURPOSE OF THE PLAN

               This 1995 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of DepoTech Corporation, a California corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire or increase their proprietary interest in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

      II.      GENERAL

               A. Effective Date. The Plan shall become effective on the first date on which shares of the Corporation's common stock are registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the "Effective Date" of this Plan.

               B. Predecessor Plans. This Plan shall serve as the successor to the Corporation's 1991 Stock Option Plan, 1994 Stock Option Plan and 1995 Stock Option Plan (together, the "Predecessor Plans"), and no further option grants or share issuances shall be made under the Predecessor Plans from and after the Effective Date. Each outstanding option or share issuances under the Predecessor Plans immediately prior to the Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options or share issuances under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such incorporated options or shares with respect to their acquisition of shares of the Corporation's common stock or otherwise modify the rights or obligations of the holders of such options or shares.

               C. Definitions. For purposes of this Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                      Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                      Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               D. No Limitation on Corporate Action. Neither the grant of options nor the issuance of any shares pursuant to this Plan shall in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               E. No Rights as Shareholder. The holder of an option grant under this Plan shall have none of the rights of a shareholder with respect to any shares subject to such option until such individual shall have exercised the option, paid the exercise price for the purchased shares and been issued a stock certificate for such shares.

     III.      STRUCTURE OF THE PLAN

               A. Components of Plan. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two; the Automatic Option Grant Program specified in Article Three; and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's common stock at not less than 85% of the Fair Market Value of such shares on the grant date. Under the Automatic Option Grant Program, non-employee Directors will automatically be granted options to purchase Common Stock of the Corporation at 100% of the Fair Market Value on the grant date. Under the Stock Issuance Program, eligible individuals may be allowed to purchase shares of the Corporation's common stock at discounts from the Fair Market Value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time.

               B. Application of Certain Articles. The provisions of Articles One and Five of the Plan, except as otherwise expressly provided, shall apply to the Discretionary Option Grant Program, the Automatic Option Grant

Program and the Stock Issuance Program, and shall accordingly govern the interests of all individuals in the Plan.

      IV.      ADMINISTRATION OF THE PLAN

               A. Plan Administrator. The committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 insiders (the "Primary Committee") shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders.

               B. Committees. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program and Stock Issuance Program with respect to eligible persons other than Section 16 insiders (the "Secondary Committee"), or the Board may retain the power to administer those programs with respect to all such persons. The members of the Secondary Committee may be Board members who are Employees eligible to receive discretionary option grants or direct stock issuances under the Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Parent or Subsidiary).

               C. Members of Committees. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and assume all powers and authority previously delegated to such committee.

               D. Service as Committee Members. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or stock issuances under the Plan.

               E. Authority. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, such programs and any outstanding option grants or stock issuances as it may deem necessary or advisable. Decisions of each Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program and Stock Issuance Program or any outstanding option or stock issuance thereunder.

                     Each Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, whether the granted option is to be an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or a non-statutory option not intended to meet such requirements, the time or times at which and the circumstances under which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule and conditions to vesting (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares. The Plan Administrator shall have the absolute discretion either to grant options in accordance with the Discretionary Option Grant Program or to effect stock issuances in accordance with the Stock Issuance Program.

               F. Restriction on Discretion. The administration of the Automatic Option Grant Program under Article Three shall be self executing in accordance with the terms and conditions thereof and the Plan Administrator shall not exercise any discretionary functions in respect to matters governed by Article Three.

       V.      OPTION GRANTS AND STOCK ISSUANCES

               A. Eligible Persons. The persons eligible to receive stock issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Discretionary Option Grant Program ("Optionee") are as follows:

                           (i) officers and other key employees of the
Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth or financial success of the Corporation (or its parent or subsidiary corporations);

                           (ii) non-employee members of the Board of Directors;
and

                           (iii) those consultants or other independent
contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

               B. Eligible individuals under Automatic Option Grant Program. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to non-employee Board members who are elected to the Board at or after the annual meeting of shareholders held in 1997 and who, at the time of such election, have previously served on the Board for a minimum of six months.

               C. Limitation on Issuances. Notwithstanding any other provision of this Plan, no individual shall be granted stock options, separately exercisable stock appreciation rights or direct stock issuances for more than one million (1,000,000) shares of Common Stock hereunder.

      VI.      STOCK SUBJECT TO THE PLAN

               A. Shares Available. Shares of the Corporation's Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,370,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

               B. Additional Available Shares. Should one or more outstanding options under this Plan (including outstanding options under the Predecessor Plans incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section III of Article Two of the Plan), then the shares subject to the option not so exercised shall be available for subsequent option grant or share issuance under this Plan. Shares subject to any option or portion thereof surrendered or cancelled in accordance with Section I.D of Article Five and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Corporation pursuant to repurchase rights, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grant or stock issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised.

               C. Adjustments. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, conversion or other change affecting the outstanding Common Stock, or any class of Common Stock as a class, without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the number and/or class of shares issuable under the Plan, (ii) the number and/or class of shares and price per share in effect under each outstanding option under this Plan (including outstanding options incorporated into this Plan from the Predecessor Plans). Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

               D. Additional Possible Restrictions. Common Stock issuable under the Discretionary Option Grant Program or the Stock Issuance Program may be subject to such restrictions on transfer, repurchase rights or such other restrictions as determined by the Plan Administrator.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

       I.      TERMS AND CONDITIONS OF OPTIONS

               Options granted to employees of the Corporation (or its parent or subsidiary corporations) pursuant to this Article Two shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in a form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

               A.     Option Price.

                        (i) In General. The option price per share shall be fixed by the Plan Administrator. In no event, however, shall the option price for any share be less than eighty-five percent (85%) of the Fair Market Value of that share on the date of the option grant, provided that the Plan Administrator may fix the exercise price at less than 85% if the optionee makes a payment to the Company (including payment made by means of a salary reduction agreement) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.

                        (ii) 10% Shareholder. If any individual to whom an option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Corporation (or any one of its parent or subsidiary corporations), then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date.

                        (iii) How Payable. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article Five, Section III and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

                             - full payment in cash or check drawn to the Corporation's order;

                             - full payment in shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                             - full payment in a combination of shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date and cash or check; or

                             - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               For purposes of this subparagraph (iii), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

               B. Term and Exercise of Options. Each option granted under this Article Two shall have such term as may be fixed by the Plan Administrator, be exercisable at such time or times and during such period, and on such conditions, as is determined by the Plan Administrator and set forth in the stock option agreement evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date and no option granted to a 10% shareholder shall have a maximum term in excess of five (5) years from the grant date.

               C.     Termination of Service.

                        (i)  Except to the extent otherwise provided pursuant to
Section V of this Article Two, the following provisions shall govern the exercise period applicable to any outstanding options under this Article Two which are held by the Optionee at the time of his or her cessation of Service or death.

                             - Should an Optionee's Service terminate for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then none of those options shall (except to the extent otherwise provided pursuant to Section V of this Article Two) remain exercisable beyond the later of (i) the limited post-Service period designated by the Plan Administrator at the time of the option grant and set forth in the option agreement; or (ii) (A) ninety (90) days from the date of termination if termination was caused by other than the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code) of such

        Optionee or (B) twelve (12) months from the date of termination if termination was caused by death or disability of Optionee.

                             - Any option granted to an Optionee under this Article Two and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                             - Notwithstanding the above, under no circumstances will any option be exercisable after the specified expiration date of the option term.

                             - During the limited post-Service period of exercisability, the option may not be exercised for more than the number of shares for which the option was exercisable on the date the Optionee's Service terminates. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                (ii) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability provided under subparagraph (1) above, not only with respect to the number of shares for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

               (iii) For purposes of the foregoing provisions of this Section I.C of Article Two (and for all other purposes under the Plan):

                             - The Optionee shall (except to the extent otherwise specifically provided in the applicable option or issuance agreement) be deemed to remain in the SERVICE of the Corporation for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an employee, a nonemployee member of the Board or an independent consultant or advisor.

                             - The Optionee shall be considered to be an EMPLOYEE for so long as he or she remains in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

               D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

               E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

               F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II.      INCENTIVE OPTIONS

               The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

               A. Eligibility. Incentive Options may only be granted to individuals who are employees of the Corporation.

               B. Option Price. The option price per share of any share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such share of Common Stock on the grant date.

               C. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Incentive Options granted to any employee after December 31, 1986, under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

               D. Application of Certain Articles. Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder. Any option designated as an Incentive Option but which fails to meet any requirement of this Section II or of the Internal Revenue Code for qualification as an Incentive Option shall nevertheless be a valid and outstanding option under the Plan and shall be treated as a non-statutory option.

     III.      CANCELLATION AND REGRANT OF OPTIONS

               The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the Predecessor Plans incorporated into this Plan) and to grant in substitution new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price for each share which is not less than (i) eighty-five percent (85%) of the Fair Market Value of such share on the new grant date or (ii) one hundred percent (100%) of such Fair Market Value in the case of an Incentive Option.

        IV.    STOCK APPRECIATION RIGHTS

               A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees under the Discretionary Option Grant Program may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

               B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section IV may be made in shares of any class of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

               C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised after the specified expiration date for the option.

               D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five) effected at any time when the Corporation's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms of the instrument evidencing such grant.

               E. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

       V.      EXTENSION OF EXERCISE PERIOD

               The Plan Administrator shall have full power and authority to extend the period of time for which any option granted under this Article Two is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under Section I.C.(i) of this Article Two to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.


                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

       I.      TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

               A. Grant of Options. Each non-employee Board member who is elected to the Board at or after the annual shareholder meeting held in 1997 shall automatically be granted nonstatutory options to purchase 20,000 shares of Common Stock at the first such election in which such non-employee Board member is eligible to receive an Automatic Option Grant. Each continuing eligible non-employee Board member shall receive an additional grant of nonstatutory options to purchase 20,000 shares of Common Stock on the fifth anniversary of the date on which such person was last granted an option under this Article Three. The number of shares granted pursuant to this Automatic Grant Program shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.C of Article One.

               B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               C. Payment. The exercise price shall be payable in one of the alternative forms specified below:

                          (i) full payment in cash or check drawn to the Corporation's order;

                          (ii) full payment in shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date (as such term is defined below);

                         (iii) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at Fair Market Value on the Exercise Date and cash or check; or

                          (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the non-employee Board member (A) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and state income taxes required to be withheld by the Corporation in connection with such purchase and (B) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  For purposes of this Section I.C. of Article Three, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation, and the Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of Section II.A of Article Five. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

               D. Option Term. Each automatic grant under this Article Three shall have a term of ten (10) years measured from the automatic grant date.

               E. Exercisability. Each option granted pursuant to this automatic option grant program shall become exercisable in a series of sixty (60) equal monthly installments during the optionee's period of service on the Board, with the first such installment to become exercisable one month after the automatic grant date. No option shall become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

               F. Effect of Termination of Board Membership. Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, such optionee shall have a six (6) month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option was exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding at the time of such cessation of Board service with respect to any shares for which the option is not then exercisable.

                  Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it is not otherwise at such time exercisable.

                  In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable exercise period in accordance with this paragraph G or (if earlier) upon the expiration of the ten (10) year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

      II.      LIMITED STOCK APPRECIATION RIGHT.

               A. Upon the occurrence of a Hostile Take-Over (as defined in Section II.B of Article Five), each non-employee Board member holding an automatic option grant which has been outstanding under this Article Three for a period of at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender such option in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution.

               B. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under this Plan.


                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM

       I.      TERMS AND CONDITIONS OF STOCK ISSUANCES

               Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

               A. Consideration. Shares of Common Stock shall be issued under the Plan for one or more of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

                    (i) cash or cash equivalents (such as a personal check or bank draft) paid to the Corporation;

                    (ii) in common stock of the Corporation valued at Fair Market Value on the date of issuance;

                  (iii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator;

                    (iv) past services rendered to the Corporation or any parent or subsidiary corporation;

                    (v) any combination of the above approved by the Plan Administrator.

                  Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one-hundred percent (100%) of the Fair Market Value of such shares, but in no event less than eighty-five percent (85%) of such Fair Market Value. Notwithstanding the foregoing, in the case of 10% shareholders, Shares must be issued at one hundred percent (100%) of Fair Market Value of such shares.

               B.     Vesting Provisions.

                      1. Shares of Common Stock issued under this Article Four may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service (as such term is defined in Section I.C.(iii) of Article Two); provided, that such vesting must be at a rate of at least 20% per year over no more than five years from the date such shares are issued. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan, namely:

                    (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

                    (ii) the number of installments in which the shares are to vest,

                    (iii) the interval or intervals (if any) which are to lapse between installments,

                    (iv) any conditions or contingencies to vesting, and

                    (v) the effect which death, disability or other events designated by the Plan Administrator are to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                      2. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to him or her under this Article Four, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, reclassification of Common Stock or other similar change in the Corporation's capital structure or by reason of any Corporate Transaction under Section I of Article Five shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                      3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under this Article Four, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. The Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the principal balance of any outstanding purchase-money note of the Participant to the extent attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

                      4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

     II.       TRANSFER RESTRICTIONS/SHARE ESCROW

               A. Escrow Arrangements and Legends. Unvested shares under this Article Four may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND TO
               (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED __________, 19__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

               B. Limited Transferability. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under this Article Four. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to those shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Plan to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FIVE
                                  MISCELLANEOUS

      I.       CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

               A. Assumption of Options. Each outstanding option which is assumed in connection with a Corporate Transaction (as defined below) or is otherwise to continue in effect following a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would be issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. Appropriate adjustments shall also be made to the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction.


               B. Acceleration of Options. In the event of any Corporate Transaction the exercisability of each option grant at the time outstanding under this Plan which is not continued under paragraph A above shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all option grants under this Plan shall terminate and cease to be outstanding. The Plan Administrator may, in its discretion, extend the provisions of this paragraph B to options outstanding under the Predecessor Plans.

               C. Corporate Transaction.  A Corporate Transaction means:

                    (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation,

                    (ii) the sale, transfer or disposition of all or substantially all of the assets of the Corporation, or

                    (iii) any reverse merger in which the Corporation is the surviving entity but in which the holders of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities (as measured immediately prior to such merger) transfer ownership of those securities to person or persons not otherwise part of the transferor group.

               D. Change in Control. Except as otherwise provided by the Plan Administrator in agreements governing the grant of discretionary option grants or stock issuances, in connection with any Change in Control of the Corporation, the exercisability of each option grant at the time outstanding under this Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Similarly, all unvested shares issued under the Plan shall automatically vest immediately prior to the effective date of the Change in Control. For purposes of this Article Five, a Change in Control shall be deemed to occur in the event:

                           (i) a Hostile Take-Over (as defined below)

                          (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

The provisions of this paragraph D shall apply to option grants and/or stock issuances under the Predecessor Plans only to the extent expressly extended thereto by the Plan Administrator.

     II.       CERTAIN DEFINITIONS

               A. Fair Market Value. The FAIR MARKET VALUE of a share of Common Stock shall be determined in accordance with the following provisions:

               - If shares of the Class of Common Stock to be valued are not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of a share of that class on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market or any successor system. If there is no reported closing selling price for the series on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

               - If shares of the class of common stock to be valued are at the time listed or admitted to trading on any national stock exchange, then the fair market value of a share of that class shall be the closing selling price per share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of a share of the class on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

               - If shares of the series of common stock to be valued at the time are neither listed nor admitted to trading on any stock exchange nor traded on the Nasdaq National Market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, which may include independent professional appraisals.

               B. Hostile Take-Over. A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders which the Board does not recommend such shareholders to accept.

               C. Take-Over Price. The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the fair market value per share on the option surrender date, as determined pursuant to the valuation provisions of Section II.A of this Article Five, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

    III.       LOANS OR GUARANTEE OF LOANS

               A. Loans or Guarantees. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article Two Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Article Four Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral (other than to individuals who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares (less the par value of such shares) plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

               B. Discretion of Plan Administrator. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

     IV.       TAX WITHHOLDING

               A. Withholding. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Discretionary Option Grant Program or the Automatic Option Grant Program or upon direct issuance under the Stock Issuance Program shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

               B. Withholding of Shares Otherwise Issuable. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of outstanding option grants under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more option holders may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the fair market value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

      V.       AMENDMENT OF THE PLAN AND AWARDS

               A. Amendment. Except as herein provided, the Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. No amendment or modification may adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment or modification. In addition, certain amendments may require shareholder approval if so determined by the Board or pursuant to applicable laws or regulations.

               B. Limitation on Amendment of Options. Notwithstanding Article Five, Section V.A, neither the provisions of the Automatic Option Grant Program nor the options outstanding under Article Three may be amended at intervals more frequently than once every six

(6) months, other than to the extent necessary to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or any rules thereunder.

               C. Escrow Prior to Shareholder Approval. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

     VI.       EFFECTIVE DATE AND TERM OF PLAN

               A. Effective Date. This Plan, as successor to the Company's Predecessor Plans, shall become effective as of the Effective Date, and no further option grants shall be made under the Predecessor Plans after such Effective Date. If shareholder approval of this Plan is not obtained within twelve (12) months after the date this Plan is adopted by the Board, then each option granted under this Plan from and after the Effective Date shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). However, in the event such shareholder approval is not obtained, the Predecessor Plans shall continue in effect in accordance with the terms and provisions last approved by the Corporation's shareholders, and all outstanding options and unvested stock issuances under the Predecessor Plans shall remain in full force and effect in accordance with the instruments evidencing such options and issuances.

               B. Predecessor Plans. Each outstanding option and share issuance under the Predecessor Plans immediately prior to the Effective Date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as an outstanding option or share issuance under this Plan. However, each such option or share issuance shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant or issuance, and except as otherwise expressly provided in this Plan, no provision of this Plan shall affect or otherwise modify the rights or obligations of the holders of such options or shares with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or obligations of the holders of such options or shares.

               C. Applicability of Certain Procedures to Predecessor Plans. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the Predecessor Plans and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the Predecessor Plans.

               D. Termination. The Plan shall terminate upon the earlier of (i) the tenth anniversary of the Effective Date or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Discretionary Option Grant Program or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

    VII.       USE OF PROCEEDS

               Cash proceeds received by the Company from the sale of shares under the Plan shall be used for general corporate purposes.

   VIII.       REGULATORY APPROVALS

               A. Regulatory Approvals. The implementation of the Plan, the granting of any option under the Discretionary Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Stock issued pursuant to it.

               B. Federal and State Securities Laws. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

     IX.       NO EMPLOYMENT/SERVICE RIGHTS

               Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

      X.       MISCELLANEOUS PROVISIONS

               A. Successors. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                              DEPOTECH CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN

                           AMENDED AS OF MAY 13, 1998

      I.       PURPOSE

               This DepoTech Corporation 1995 Employee Stock Purchase Plan (the "Plan") is intended to provide Qualifying Employees (as defined below) with the opportunity to acquire a proprietary interest in the Company by accumulating amounts for the Qualifying Employee's Account (as defined below) through payroll deductions and the periodic application of such amounts to the purchase of shares of the Company's Common Stock.


     II.       DEFINITIONS

               For purposes of plan administration, the following terms shall have the meanings indicated:

               Act shall mean the Securities Act of 1933 (as amended).

               Account means the total amount held for the benefit of a Participant hereunder which Account will be increased by any payroll deductions from the Participant and will be decreased by amounts applied to the purchase of shares or refunded to or for the benefit of the Participant hereunder.

               Board means the Company's Board of Directors.

               Code means the Internal Revenue Code of 1986, as amended from time to time.

               Common Stock means shares of the Company's Common Stock.

               Company means DepoTech Corporation, a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of DepoTech Corporation which adopts or assumes the Plan.

               Corporate Affiliate means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

               Effective Date means the first day of the term of this Plan as set forth in Article XI.A, which term is scheduled to commence upon the effective date of the Form S-8 Registration Statement covering the shares of Common Stock issuable under the Plan. However, for any Corporate Affiliate which becomes a Participating Company in the Plan after the first day of the initial Option Period, a subsequent Effective Date shall be designated with respect to participation by its Qualifying Employees.

               Entry Date means the date on which a Participant first joins the Option Period in effect under the Plan.

               Option Period shall mean the periods described in Section IV of this Plan.

               Participant means any Qualifying Employee of a Participating Company who has enrolled and is actively participating in the Plan.

               Participating Company means the Company and any Corporate Affiliate designated from time to time by the Board.

               Purchase Period means each six-month period, beginning on the first business day of each January and each July, and ending on the last business day of June and December, respectively, except that the first Purchase Period of the initial Option Period under this Plan shall be a period of more than six-months, commencing on the Effective Date and ending on the last business day of June 1996.

               Qualifying Employee means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to the Company, or any Participating Company in exchange for amounts which constitute wages under Section 3121(a) of the Code, provided that no person who owns (within the meaning of Code Section 424(d)) or holds outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates shall be a Qualifying Employees.

               Regular Compensation means the basic earnings paid to a Participant by Participating Companies plus (i) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code
Section 125 cafeteria benefit program (now existing or hereafter established),
(ii) commissions, and (iii) bonuses payable pursuant to any formal bonus plan which has been approved and adopted by the Board. Regular Compensation shall not include (I) overtime payments, profit-sharing distributions and other incentive-type payments or (II) contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf under any employee benefit or welfare plan (now existing or hereafter established).

               Service means the period during which an individual remains a Qualifying Employee and all periods of Service shall be measured from such individual's most recent date of hire by the Company or such Corporate Affiliate.


    III.       ADMINISTRATION

               The Plan shall be administered by a committee comprised of two
(2) or more non-employee Board members appointed from time to time by the Board (the "Plan Administrator"). The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.


     IV.       OPTION PERIODS

               A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Option Periods during the term of the Plan until the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued.

               B. The initial Option Period will begin on the Effective Date and will end on the last business day in December 1997. Subsequent Option Periods will extend for a period of one year commencing on the first business day of January in each year and ending on the last business day of December.

               C. Each Participant will have purchase rights as set forth in
Article VII for each Option Period, the purchase price for which shall be collected through payroll deductions and which purchase rights shall be exercised in successive installments for each Purchase Period within the Option Period.

               D. The acquisition of Common Stock through participation in the Plan for any Option Period shall neither limit nor require the acquisition of Common Stock by the Participant in any subsequent Option Period.


      V.       ELIGIBILITY AND PARTICIPATION

               A. Each Qualifying Employee shall be eligible to participate in an Option Period under the Plan in accordance with the following provisions:

               - All Qualifying Employees on the first day of any Option Period may enter that Option Period by enrolling in accordance with Section V.C below.

               - A Qualifying Employee who was not eligible to enter an Option Period on the first day of the Option Period may enter that Option Period on the first day of the next Purchase Period by enrolling in accordance with Section V.C below.

               B. A Qualifying Employee who does not enroll for an Option Period on the first date such Qualifying Employee is permitted to enroll hereunder may not subsequently enroll in that Option Period.

               C. To enroll in the Plan, a Qualifying Employee must complete the enrollment forms prescribed by the Plan Administrator and file such forms with the Plan Administrator (or its designate) on or before the date such Qualifying Employee is first permitted to enter the Option Period.

               D. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Regular Compensation paid to the Participant during each Purchase Period of the Option Period, up to a maximum of fifteen percent (15%) of Regular Compensation. The deduction rate so authorized shall continue in effect for the remainder of the Option Period, except to the extent such rate is changed in accordance with the following guidelines:

               - The Participant may, at any time during a Purchase Period, reduce the rate of payroll deduction. Such reduction shall become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator (or its designate), but the Participant may not effect more than one such reduction during the same Purchase Period.

               - The Participant may, prior to the commencement of any new Purchase Period within the Option Period, increase or decrease the rate of payroll deduction for the new Purchase Period by filing the appropriate form with the Plan Administrator (or its designate). The new rate shall become effective as of the first day of the next Purchase Period.

               Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

     VI.       STOCK SUBJECT TO PLAN

               A. The maximum number of shares of Common Stock which may be issued under the Plan shall be 325,000 shares of Common Stock (subject to adjustment under Section VI.B below).

               B. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during any one Option Period and (iii) the class and number of shares and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.


    VII.       PURCHASE RIGHTS

               Each Participant in a particular Option Period shall have the right to purchase shares of Common Stock at the close of each Purchase Period during such Option Period on the terms and conditions set forth below (the "Purchase Rights"). Each Participant shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may require.

               Purchase Price. The Purchase Rights shall be exercised at the end of each Purchase Period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of the Common Stock on the Participant's Entry Date or (ii) the fair market value per share of the Common Stock on the last business day of the Purchase Period. However, for each Participant whose Entry Date is other than the first day of the Option Period, the amount determined under clause (i) shall not be less than 85% of the fair market value of the Common Stock on the first day of such Option Period.

               Valuation. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

               - If fair market value is to be determined on a day on which the Common Stock being actively traded through the Nasdaq National Market or any national securities exchange, then the fair market value shall be the closing selling price on that date, as officially quoted on the Nasdaq National Market or national securities exchange, or if there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation.

               - If fair market value is to be determined prior to such Section 12(g) registration of the Common Stock, then the fair market value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator deems appropriate.

               Number of Purchasable Shares. The number of shares purchasable by a Participant each Purchase Period shall be the number of whole shares obtained by dividing the amount in Participant's Account at the end of such Purchase Period by the purchase price in effect for the Purchase Period. Notwithstanding the above, no Participant shall have the right to purchase shares of Common Stock to the extent that, immediately after the grant, such Participant would own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

               Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first full pay period following the Effective Date following the Participant's Entry Date into the Option Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Option Period. The amounts so collected shall be credited to the Participant's Account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such Account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

               Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                    (i) A Participant may, at any time prior to the last five
(5) business days of the Purchase Period, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the current Purchase Period shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the end of the Purchase Period. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Purchase Period.

                  (ii) After the termination of purchase rights for an Option Period, the Participant may not subsequently rejoin that Option Period. In order to resume participation in any subsequent Option Period, such individual must re-enroll in the Plan for that Option Period.

                  (iii) If a Participant ceases to be a Qualifying Employee for any reason whatsoever during an Option Period then all payroll deductions shall terminate and all funds held in the Participant's Account will be promptly paid to the Participant or the Participant's legal representative. No further purchases of shares hereunder shall occur after the Participant has ceased to be a Qualifying Employee.

               Stock Purchase. Subject to the limitations set forth herein, funds held in a Participant's Account at the end of a Purchase Period (and which are not required to be refunded hereunder) shall be applied to the purchase of whole shares of Common Stock for the Participant on the last business day of the Purchase Period at the purchase price in effect for such Purchase Period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock in the next Purchase Period. Any payroll deductions not applied to the purchase of Common Stock for any other reason shall be promptly refunded to the Participant.

               Proration of Purchase Rights. If the total number of shares of Common Stock which would otherwise be purchased hereunder on any date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares to Participants on a uniform and nondiscriminatory basis.

               Rights as Shareholder. A Participant shall have no shareholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

               A Participant shall be entitled to receive, as soon as practicable after purchase hereunder, a stock certificate for the number of shares purchased for the Participant. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship.

               Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

               Change in Ownership. Should the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

             (i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

            (ii) a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the amounts in each Participant's Account to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Entry Date into the Option Period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the Option Period is other than the start date of such Option Period, be less than the fair market value of the Common Stock on such start date.

               The Company shall use its best efforts to provide at least ten
(10)-days advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.


    VIII.      ACCRUAL LIMITATIONS

               A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (I) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

               B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                  (i) The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each semi-annual installment on the last business day of each Purchase Period for which the right remains outstanding.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                  (iii) If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

               C. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.


      IX.      STATUS OF PLAN UNDER FEDERAL TAX LAWS

               The Plan is designed to qualify as an employee stock purchase plan under Code Section 423.


       X.      AMENDMENT AND TERMINATION

               A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Purchase Period. However, the Board may not, without the approval of the Company's shareholders:

                  (i) materially increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant during any one Option Period under the Plan, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;

                  (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

                  (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

               B. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Purchase Period. Should the Company elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

      XI.      GENERAL PROVISIONS

               A. The term of this Plan shall commence on the effective date of the Registration Statement on Form S-8 covering the Common Stock issuable under the Plan, provided that the term shall not commence, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareholders; (ii) the Company shall have complied with all applicable requirements, all applicable listing requirements of any securities exchange on which shares of the Common Stock are listed and all other applicable requirements established by law or regulation and the Plan Administrator shall have determined to commence granting Purchase Rights hereunder. In the event shareholder approval is not obtained, or Company compliance with the Act is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect.

               B. The Plan shall terminate on June 30, 2005.

               C. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

               D. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the

Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period, and such person's employment may be terminated at any time, with or without cause.

                           DEPOTECH CORPORATION PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Fred A. Middleton and Dana S. McGowan jointly and severally, as proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of DepoTech Corporation to be held on Wednesday, May 13, 1998, or at any postponements or adjournments thereof, as specified below, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4

1.       Election of Directors:

         Nominees: Roger C. Davisson, George W. Dunbar, Jr., Stephen B. Howell, M.D., John P. Longenecker, Ph.D., Fred A. Middleton, Peter Preuss and Pieter J. Strijkert, Ph.D.

         [ ] Vote FOR all nominees above     [ ] Vote WITHHELD from all nominees
             (except as withheld in the
             space below)

         Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

-------------------------

2. Approval of amendments to the Company's 1995 Stock Option/Stock Issuance
Plan.

         [ ]  Vote FOR        [ ]  Vote AGAINST         [ ]  ABSTAIN

3. Approval of amendments to the Company's 1995 Employee Stock Purchase Plan.

         [ ]  Vote FOR        [ ]  Vote AGAINST         [ ]  ABSTAIN

4. Ratification and approval of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending December 31, 1997.

         [ ]  Vote FOR        [ ]  Vote AGAINST         [ ]  ABSTAIN

                     (Please sign and date on reverse side)

         UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WILL BE VOTED BY THE PROXY/HOLDER AT HIS DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

                             Dated: _______________________________, 19_____

                             -----------------------------------------------
                             Signature of Shareholder

                             -----------------------------------------------
                             Printed Name of Shareholder

                             -----------------------------------------------
                             Title (if appropriate)

                             Please sign exactly as name appears hereon. If
signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

            CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]


                                       31